UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 21, 2020

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2019 annual meeting of shareholders of Oragenics, Inc. was held on August 21, 2020.

(b) At the 2019 annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. Frederick Telling, Dr. Alan Joslyn, Mr. Robert Koski, Mr. Charles Pope, Dr. Alan Dunton and Ms. Kim Murphy were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Dr. Frederick Telling	22,417,565	540,690	16,375,538
Dr. Alan Joslyn	22,308,304	649,951	16,375,538
Robert Koski	22,291,056	667,199	16,375,538
Charles Pope	22,415,068	543,187	16,375,538
Dr. Alan Dunton	22,447,843	510,412	16,375,538
Kim Murphy	22,429,004	529,251	16,375,538

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	21,894,650
AGAINST	713,067
ABSTAIN	350,538
BROKER NON-VOTES	16,375,538

PROPOSAL III: To approve the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants. The votes were as follows:

FOR	12,534,613	*
AGAINST	815,226
ABSTAIN	408,416
BROKER NON-VOTES	16,375,538

*Excludes, pursuant to NYSE American rule, the 9,200,000 shares of common stock issued to the sole shareholder of Noachis Terra Inc. in connection with the Company’s acquisition thereof on May 1, 2020.

PROPOSAL IV: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020. The votes were as follows:

FOR	38,501,219
AGAINST	493,659
ABSTAIN	338,915

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 24th day of August, 2020.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer